QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-216449 and 333-216455 on Form S-3 and Registration Statement No. 333-217174 on Form S-8 of our reports dated February 28, 2018, relating to the consolidated financial statements of Halcón Resources Corporation and Subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's reorganization under the bankruptcy code) and the effectiveness of Halcón Resources Corporation and Subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2018

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM